UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2022

ABSCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40646	85-3383487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18105 SE Mill Plain Blvd
Vancouver, WA 98683
(Address of principal executive offices, including zip code)
(360) 949-1041
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ABSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transition of Andreas Busch, Ph.D.

On September 30, 2022, Andreas Busch, Ph.D. notified Absci Corporation (the “Company”) effective immediately upon his appointment as the Company’s Chief Innovation Officer (as described in Item 8.01 below) that he would resign from the Company’s Board of Directors and all committees thereof.

Transition of Matthew Weinstock, Ph.D.

In connection with Dr. Busch’s appointment as the Company’s Chief Innovation Officer, Matthew Weinstock, Ph.D., the Company’s Chief Technology Officer, will transition into a consultant role on October 4, 2022. The Company extends its gratitude to Dr. Weinstock for his dedicated services to the Company.

The Compensation Committee of the Board Of Directors approved entering into a separation agreement and general release of claims with Dr. Weinstock effective as of September 30, 2022 (the “Separation Agreement”). Pursuant to the Separation Agreement, in exchange for certain releases of claims, Dr. Weinstock’s full-time employment as Chief Technology Officer will continue through October 4, 2022 (the “Separation Date”), and he will be entitled to (i) severance pay of twelve (12) months of Dr. Weinstock’s current base salary payable in equal monthly increments on the Company’s regular payroll dates, (ii) reimbursement of employer contributions of COBRA premiums for up to twelve (12) months, and (iii) a prorated cash bonus amount equal to $145,125, less applicable deductions and withholdings.

Additionally, Dr. Weinstock will serve as a consultant to the Company for up to eight (8) months pursuant to a consulting agreement effective as of the Separation Date (the “Consulting Agreement”). Under the Consulting Agreement, Dr. Weinstock is entitled to an hourly rate for his consulting services. As of the Separation Date, Dr. Weinstock’s outstanding equity awards will cease vesting and any vested portion of such awards will remain exercisable during the term of the Consulting Agreement.

The foregoing descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the Separation Agreement and Consulting Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Item 8.01. Other Events

On October 4, 2022, Absci Corporation announced the appointment of Andreas Busch, Ph.D., as Chief Innovation Officer. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Absci Corporation, dated October 4, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Absci Corporation

Date: October 4, 2022	By:	/s/ Sean McClain
Sean McClain
Founder and CEO